Exhibit 99.2

60 Degrees Pharmaceuticals Announces Closing of Initial Public Offering

Washington DC, July 14, 2023 – 60 Degrees Pharmaceuticals, Inc., (NASDAQ: SXTP; SXTPW) (“60P” or the “Company”), specialists in developing and marketing medicines for infectious diseases, announced today the closing of its initial public offering of 1,415,095 units (each, a “Unit,” collectively, the “Units”) at a price of $5.30 per Unit for a total of approximately $7.5 million of gross proceeds to the Company, prior to deducting underwriting discounts, commissions and offering expenses. Each Unit is comprised of one share of the Company’s common stock, one tradeable warrant (each, a “Tradeable Warrant,” collectively, the “Tradeable Warrants”) to purchase one share of common stock at an exercise price of $6.095 per share, and one non-tradeable warrant (each, a “Non-tradeable Warrant,” collectively, the “Non-tradeable Warrants”; together with the Tradeable Warrants, the “Warrants”) to purchase one share of the Company’s common stock at an exercise price of $6.36.

The shares and Tradeable Warrants began trading on the Nasdaq Capital Market on July 12, 2023, under the symbols “SXTP” and “SXTPW,” respectively.

The Company granted the underwriters an option, exercisable within 45 days after July 12, 2023, to purchase shares of the Company’s common stock at a price of $5.28 per share, and/or Tradeable Warrants at a price of $0.01 per Tradeable Warrant and/or Non-tradeable Warrants at $0.01 per Non-tradeable Warrant, or any combination of additional shares of common stock and Warrants representing, in the aggregate, up to 15% of the number of Units sold in the offering, in all cases less the underwriting discount.

WallachBeth Capital LLC acted as the Sole Bookrunner for the offering.

The offering was made only by means of a prospectus. A copy of the final prospectus related to the offering may be obtained from WallachBeth Capital LLC, via email: cap-mkts@wallachbeth.com, or by calling +1 (646) 237-8585, or by standard mail at WallachBeth Capital LLC, Attn: Capital Markets, 185 Hudson St., Suite 1410, Jersey City, NJ 07311, USA. In addition, a copy of the final prospectus relating to the offering may be obtained via the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov.

A registration statement on Form S-1, as amended (File No. 333-269483), relating to these securities was filed with the SEC and was declared effective on July 11, 2023.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About 60 Degrees Pharmaceuticals, Inc.

60 Degrees Pharmaceuticals, Inc., founded in 2010, specializes in developing and marketing new medicines for the treatment and prevention of infectious diseases that affect the lives of millions of people. 60P successfully achieved FDA approval of its lead product, ARAKODA® (tafenoquine), for malaria prevention, in 2018. 60P also collaborates with prominent research organizations in the U.S., Australia and Singapore. 60P’s mission has been supported through in-kind funding from the United States Department of Defense and private investment from Knight Therapeutics Inc., a Canadian-based pan-American specialty pharmaceutical company. 60P is headquartered in Washington D.C., with a majority-owned subsidiary in Australia. Learn more at www.60degreespharma.com.

Forward-Looking Statements

The statements contained herein may include prospects, statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties. Actual results, performance or events may differ materially from those expressed or implied in such forward-looking statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The statements expressed herein are those only of 60P.

Forward-looking terminology, such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof, or other variations thereon or comparable terminology, may discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. However, we are not able to predict accurately or control these matters. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Sheila A. Burke

Method Health Communications

methodhealthcomms@gmail.com

(484) 667-6330

Investor Contact:

Patrick Gaynes

patrickgaynes@60degreespharma.com

(310) 989-5666